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                                                                   Exhibit 10.36

                          INVESTMENT BANKING AGREEMENT

         This Investment Banking Agreement ("this Agreement") is entered into as of December 4, 1998, by and between Osage Systems Group, Inc. with offices at 1661 East Camelback Road, Suite 245, Phoenix, Arizona 85016 (hereinafter referred to as "Osage") and American Maple Leaf Financial Corp. with offices at Two Penn Center Plaza, Suite 605, Philadelphia, Pennsylvania 19102 (hereinafter referred to as "AMLF").

         WHEREAS, AMLF provides its clients with financial advisory services, mergers and acquisitions advice, financial public relations, and consulting and advisory services designed to inform interested parties as to the business, products, management, marketing and financial potential of its clients;

         WHEREAS, Osage, its successors, subsidiaries and affiliates (collectively, the "Company") desire to raise capital, attract interest from members of the financial community, and pursue strategic merger or acquisition opportunities;

         WHEREAS, the Company desires to publicize itself with the intention of making its name and business better known ultimately to its shareholders, money management firms, investors and brokerage firms; and

         WHEREAS, AMLF desires to engage the Company as a client and is duly qualified to enter into this Agreement.

         NOW, THEREFORE, in consideration of the terms, covenants and conditions herein and other valuable consideration, the receipt, adequacy and sufficiency of which the parties hereby acknowledge, the parties hereto agree as follows:

         1. Appointment. On a non-exclusive basis, the Company hereby appoints AMLF as a financial advisor and hereby retains AMLF on the terms and conditions of this Agreement. AMLF accepts such appointment and agrees to perform the services identified below at any time upon the terms and conditions of this Agreement.

         2. Term. The term of this Agreement shall begin on the date hereof and shall continue on a month-to-month basis until terminated by either party at any time upon written notice to the other party. AMLF shall commence providing its services to the Company immediately.

         3. Corporate Finance Services.

                  (a) AMLF shall provide, on a non-exclusive basis, corporate and financial advisory services to the Company. AMLF shall introduce the Company to sources of capital and advise the Company with respect to offerings and/or placements of its securities.
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                  (b) AMLF shall assist in establishing and advising the Company with respect to interviews of Company officers by analysts, market makers, broker-dealers and other members of the financial community.

                  (c) AMLF shall serve as a financial public relations advisor to the Company. AMLF shall seek to make the Company, its management, its products and services, and its financial situation and prospects, known to the financial press and publications, broker-dealers, mutual funds, institutional investors, market makers, analysts, investment advisors and other members of the financial community as well as the financial media and the public generally. AMLF shall advise the Company with respect to existing and potential market makers, broker-dealers, underwriters and investors as well as act as the liaison between the Company and such persons.

                  (d) In consideration for the advisory services provided by AMLF, the Company shall (i) pay AMLF a monthly fee of $3,000 during the term of this Agreement, payable on the fifteenth day of each month (in arrears for the prior month); (ii) within 30 days from the date of this Agreement, issue AMLF warrants to purchase 25,000 shares of Company common stock exercisable at $4.75 per share, which warrants shall expire two years from the date of issuance thereof; (iii) 90 days from the date of this Agreement, provided this Agreement remains in effect at that time, issue warrants to purchase 25,000 shares of Company common stock exercisable at $4.75 per share, which warrants shall expire two years from the date of issuance; and thereafter, (iv) for every $1 million (or portion thereof above $1 million) of equity or subordinated debt raised by the Company in a financing transaction through an underwriter or other financing source introduced to the Company by AMLF during the term of this Agreement, which financing transaction is completed within one year of the date of such introduction to the Company, issue AMLF warrants to purchase an additional 5,000 shares of Company stock exercisable at a purchase price equal to the average closing price of the Company's common stock on the principal exchange upon which its shares trade for the ten (10) trading days prior to the closing of any such financing transaction, which warrants shall expire two years from the date of issuance thereof. For the purposes hereof, an "introduction to the Company" shall be deemed to occur upon the Company's written acknowledgment of such introduction by AMLF.

                  (e) Any warrants to be issued to AMLF pursuant to subparagraph 3(d) above shall contain those terms and be in form and substance substantially similar to the warrant attached hereto as Exhibit "A".

         4. Merger and Acquisition Services.

                  (a) AMLF shall, on a non-exclusive basis, identify and advise the Company on potential Acquisition Transactions. For purposes of this Agreement, the term "Acquisition Transaction" means (i) any merger, consolidation, reorganization or other business combination pursuant to which any business of a third party is combined with that of the Company or (ii) the acquisition, directly or indirectly, by the Company of all or substantial portion of the assets or equity of a third party by way of negotiated purchase.


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                  (b) In connection with a proposed Acquisition Transaction,
AMLF's advisory services will include the following: (i) assistance in the evaluation of a third party from a financial point of view, (ii) assistance and advice with respect to the form and structure of the Acquisition Transaction and the financing thereof, (iii) conducting discussions and negotiations regarding an Acquisition Transaction and (iv) providing related advice and assistance as the Company may reasonably request in connection with a Acquisition Transaction.

                  (c) If, during the term of this Agreement or within one year thereafter, an Acquisition Transaction is consummated with a third party introduced to the Company by AMLF during the term of this Agreement, the Company will pay AMLF a transaction fee upon the closing of such Acquisition Transaction equal to (i) 5% of the first $1,000,000 of the Consideration paid or payable in connection with such Acquisition Transaction; (ii) 4% of the next $1,000,000 of the Consideration paid or payable in connection with such Acquisition Transaction; (iii) 3% of the next $1,000,000 of the Consideration paid or payable in connection with such Acquisition Transaction; (iv) 2% of the next $1,000,000 of the Consideration paid or payable in connection with such Acquisition Transaction; and (v) 1% of the remaining Consideration paid or payable in connection with such Acquisition Transaction. For the purposes hereof, an "introduction to the Company" shall only be deemed to occur upon the Company's written acknowledgment of such introduction by AMLF.

                  (d) For the purposes of subparagraph 4(c) of this Agreement, the term "Consideration" means the aggregate value of cash, securities, notes or other property, paid or payable by the Company to the third party target, acquiree or seller in connection with an Acquisition Transaction. The value of such Consideration shall be determined as follows:

                           (i) the value of securities or other property shall
be the fair market value as the parties hereto mutually agree upon at the date of the closing of the Acquisition Transaction; and

                           (ii) notes shall be valued at face value.

                  (e) If the Consideration payable in an Acquisition Transaction includes contingent or escrow payments to be calculated by reference to uncertain future occurrences, such as future financial or business performance, then the transaction fee relating to such contingent or escrow Consideration shall be payable at the earlier of the (i) payment of such Consideration or (ii) time that the amount of such Consideration can be determined; however, the amount of such additional transaction fees shall be computed as if such additional Consideration was originally included within the total Consideration paid at the closing of the Acquisition Transaction.

         5. Reimbursement of Expenses. The Company shall, upon reasonable request and submission of written invoices, reimburse AMLF for its reasonable out-of-pocket expenses incurred in connection with AMLF's provision of services under this Agreement, to the extent of expenses of $250 per item or aggregate expenses of $2,500, and thereafter all such expenses shall only be reimbursed if pre-approved by the Company in writing.

         6. Additional Duties of the Company.


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                  (a) As reasonably requested by AMLF, the Company shall supply
AMLF, on a regular and timely basis, with relevant approved data and information about the Company, its management, its products and its operations.

                  (b) The Company shall, upon request supply AMLF with full and complete copies of all of its filings with the SEC, as well as all data and information supplied to any analysts, broker-dealers, market makers or other members of the financial community; and all products/services brochures, sales materials and similar materials.

                  (c) The Company shall promptly notify AMLF of the filing of any registration statement or private placement memorandum for the sale of the Company's securities and of any other event which imposes any restrictions on publicity.

                  (d) The Company shall contemporaneously notify AMLF if any information or data being supplied to AMLF has not been generally released or promulgated.

         7. Indemnification by the Company.

                  If, in connection with any services or matters that are the subject of this Agreement, AMLF becomes involved in any capacity in any action or legal proceeding, the Company agrees to reimburse AMLF for the reasonable legal fees and disbursements of counsel and other expenses (including the cost of investigation and preparation) incurred by AMLF. The Company also agrees to indemnify and hold AMLF harmless against any losses, claims, damages or liabilities, joint or several, to which AMLF may become subject in connection with the services which are the subject of this Agreement; provided, however, that the Company shall not be liable under the foregoing indemnity agreement in respect of any loss, claim, damage or liability to the extent that a court having jurisdiction shall have determined by a final judgment that such loss, claim, damage or liability primarily resulted from the willful misfeasance or gross negligence of AMLF. The provisions of this paragraph shall survive the expiration of the term of this Agreement. The Company's agreements in this paragraph shall, upon the same terms an conditions, extend to and inure to the benefit of each person, if any, who may be deemed to control AMLF.

         8. Representation and Indemnification by AMLF.

                  (a) AMLF represents that it has full legal authority to perform the services as required by this Agreement.

                  (b) AMLF agrees to indemnify and hold the Company harmless from and against any and all losses, claims, costs, expenses, damages or obligations it may incur as a result of, arising from, or in connection with any violations by AMLF or any of its affiliates of any federal or state securities laws resulting from AMLF's activities under the term of this Agreement.


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         9. Relationship of Parties. AMLF is an independent contractor responsible for compensation of its agents, employees and representatives, as well as all applicable withholding therefrom and taxes thereon (including unemployment compensation) and all workers' compensation insurance. This Agreement does not establish any partnership, joint venture, or other business entity or association between the parties, and neither party is intended to have any interest in the business or property of the other.

         10. Non-Disclosure of Confidential Information.

         (a) AMLF acknowledges that it is the policy of the Company to maintain as secret and confidential all valuable information heretofore or hereafter acquired, developed or used by the Company in relation to its business, operations, employees and customers which may give the Company a competitive advantage in its industry (all such information is hereinafter referred to as "Confidential Information"). The parties recognize that, by reason of its duties, AMLF may acquire Confidential Information. AMLF recognizes that all such Confidential Information is the property of the Company. In consideration of the Company entering into this Agreement, AMLF agrees that:

                  (i) it shall never, directly or indirectly, publicly disseminate or otherwise disclose any Confidential Information obtained during the term of this Agreement without the prior written consent of the Company, unless and until such information is otherwise known to the public generally or is not otherwise secret and confidential, it being understood that the obligation created by this subparagraph shall survive the termination of this Agreement; and

                  (ii) during the term of this Agreement, AMLF shall exercise all diligent precautions to protect the integrity of any of the Company's documents embodying Confidential Information and upon termination of its engagement, it shall return all such documents (and copies thereof) in its possession or control.

         (b) AMLF further agrees that any non-public information concerning the Company that it acquires or receives, directly or indirectly, shall remain in strict confidence, and all press releases and other disclosures to the public or to any of the third parties relating to the transactions contemplated by this Agreement will be subject to the prior approval of the Company, other than such disclosure AMLF or the Company is obligated to provide by law, court order, regulatory requirement or under applicable SEC regulations.

         11. Disclaimer by AMLF. AMLF makes no representation that (a) the price of the Company's publicly-traded securities will increase, (b) any person will purchase securities in the Company as a result of this Agreement, or (c) any investor will lend money to or invest in or with the Company.

         12. Non-Assignability. The rights, obligations and benefits established by this Agreement shall not be assignable by either party hereto except with the consent of the other. This Agreement shall, however, be binding upon and shall inure to the benefit of the parties and their successors.


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         13. Compliance and Governing Law. AMLF, together with its agents and associates, shall take all necessary, appropriate and reasonable steps to provide the services in accordance with both the securities laws of the United States and the several states, pursuant to the rules and regulations promulgated thereunder. The terms and provisions of this Agreement shall be governed by and construed under the laws of the Commonwealth of Pennsylvania.

         14. Forum Designation. Any action or proceeding brought by either party against the other party relating in any way to this Agreement or the subject matter hereof shall be brought exclusively in the competent state and federal courts located in Philadelphia, Pennsylvania, and the parties hereto consent to the exclusive jurisdiction of such courts in respect of such action or proceeding.

         15. Notice. Notice hereunder shall be in writing and shall be deemed to have been given (a) at the time when deposited for mailing in a receptacle under the control of the United States Postal Service by registered or certified mail; or (b) at the time deposited with a reputable overnight courier for overnight delivery; each addressed to the respective party at the address of such party first above written or at such other address as such party may fix by notice given pursuant to this paragraph.

         16. No Other Agreements. This Agreement supersedes all prior understandings, written or oral, and constitutes the entire Agreement between the parties hereto with respect to the subject matter hereof. No waiver, modification or termination of this Agreement shall be valid unless in writing signed by each of the parties hereto.

         17. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same Agreement. This Agreement may be executed and delivered via electronic facsimile transmission with the same force and effect as if it were executed and delivered by the parties simultaneously in the presence of one another.

         IN WITNESS WHEREOF, the parties hereto have set their hands and seals the day and year first above written.

                           Osage Systems Group, Inc.

                           By:         /s/ Jack R. Leadbeater
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                               Jack R. Leadbeater, Chief Executive Officer

                           American Maple Leaf Financial Corp.

                           By:             /s/Andrew Panzo
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                                  Andrew Panzo, Managing Director


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